CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 13, 2020, relating to the consolidated financial statements of The Alkaline Water Company Inc., appearing in the Annual Report on Form 10-K of The Alkaline Water Company Inc. for the year ended March 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs LLP

El Segundo, CA

March 24, 2021